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May 16,2007

Symetra Life Insurance Company
Ms. Kathryn Hendrickson
5069 154th Place NE
Redmond, Washington 98052

Re: 	Participation Agreement among Variable Insurance Products Fund,
	Variable Insurance Products Fund 11, Variable Insurance Products Fund 111, Fidelity Distributors Corporation (the "Underwriter") and Insurance Company (the "Company"), dated February 25, 2007, as amended (the "Participation Agreement")

Dear Ms. Hendrickson:

The Company, the Underwriter and the above referenced Variable Insurance Products Funds (the "Current Funds") are parties to the above-referenced Participation Agreement. As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the "Affected Portfolios") for administrative purposes. In connection with this reorganization, the Affected Poltfolios will be moved into corresponding "shell" portfolios of a new Variable Insurance Products Fund V ("Fund V"). A list of all of the Affected Portfolios covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.

In connection with this change, we are asking for your consent to (1) the amendment of the Participation Agreement to add Fund V as a "Fund" party under the telms of the Participation Agreement (the "Amendment") and (2) the assignment of all of the Current Funds' rights, benefits and obligations under the Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the "Assignment"). The Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein.

Your signature below will indicate the Company's consent to the Amendment and Assignment of the Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.

Thank you for your prompt attention to this matter. If for some reason we cannot obtain your signature prior to the reorganization, and the Company submits orders or instructions under the Participation Agreement thereafter, we will deem the Company to have consented to these matters. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions.

Very truly yours,

FIDELITY DISTRIBUTORS CORPORATION

By: /s/William Loehning
-----------------------------------------
Name: William Loehning
Title: Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III,
VARIABLE INSURANCE PRODUCTS FUND IV,and
VARIABLE INSURANCE PRODUCTS FUND V

By:__/s/Kimberly Monasterio_______________________
Name: Kimberly Monasterio
Title: Treasurer

The Undersigned Consents to the Amendment and Assignment of the Participation Agreement as of this 25 day of May 2007:

SYMETRA LIFE INSURANCE COMPANY
By:______/s/Scott Bartholomaus
Name: Scott Bartholomaus
Title: Vice President

Please keep one copy and return the other to:

Sharon Salter
Director, Contracts Management
Fidelity Investments
100 Salem Street, 02N
Smithfield RI 02917

                                                   EXHIBIT A
AFFECTED PORTFOLIOS
---------------------------
Variable Insurance Products Fund

Money Market Portfolio

Variable Insurance Products Fund II

Asset Manager Portfolio
Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio
Variable Insurance Products Fund IV

Freedom Income Portfolio
Freedom 2005 Portfolio
Freedom 2010 Portfolio
Freedom 2015 Portfolio
Freedom 2020 Portfolio
Freedom 2025 Portfolio
Freedom 2030 Portfolio
FundsManager 20% Portfolio
FundsManager 50% Portfolio
FundsManager 70% Portfolio
FundsManager 85% Portfolio
Strategic Income Portfolio



FUND V PORTFOLIOS
-------------------------
Variable Insurance Products Fund V

Money Market Portfolio

Asset Manager Portfolio
Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio

Freedom Income Portfolio
Freedom 2005 Portfolio
Freedom 2010 Portfolio
Freedom 2015 Portfolio
Freedom 2020 Portfolio
Freedom 2025 Portfolio
Freedom 2030 Portfolio
FundsManager 20% Portfolio
FundsManager 50% Portfolio
FundsManager 70% Portfolio
FundsManager 85% Portfolio

Strategic Income Portfolio